Exhibit 99.1

List of Subsidiaries that are Debtors

Paragon Offshore Finance Company

Paragon International Finance Company

Paragon Offshore Holdings US Inc.

Paragon Offshore Drilling LLC

Paragon FDR Holdings Ltd.

Paragon Duchess Ltd.

Paragon Offshore (Luxembourg) S.à r.l.

PGN Offshore Drilling (Malaysia) Sdn. Bhd.

Paragon Offshore (Labuan) Pte. Ltd.

Paragon Holding SCS 2 Ltd.

Paragon Asset Company Ltd.

Paragon Holding SCS 1 Ltd.

Paragon Offshore Leasing (Luxembourg) S.à r.l.

Paragon Drilling Services 7 LLC

Paragon Offshore Leasing (Switzerland) GmbH

Paragon Offshore do Brasil Ltda.

Paragon Asset (ME) Ltd.

Paragon Asset (UK) Ltd.

Paragon Offshore International Ltd.

Paragon Offshore (North Sea) Ltd.; Paragon (Middle East) Limited

Paragon Holding NCS 2 S.à r.l.

Paragon Leonard Jones LLC

Paragon Offshore (Nederland) B.V.

Paragon Offshore Contracting GmbH